SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN A PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                        TEXAS CAPITAL VALUE FUNDS
                (Name of Registrant as Specified In Its
Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act
Rules 14a-6(i)(1) and 0-11.

       1)       Title of each class of securities to
which transaction
                applies:

       2)       Aggregate number of securities to which
transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)       Proposed maximum aggregate value of
transaction:

       5)       Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:




FORM OF PROXY

TEXAS CAPITAL VALUE FUNDS
6300 Bridgepoint Parkway Building 2, Suite 105,
Austin, TX  78730

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Texas Capital Value Funds
(the "Fund") hereby constitutes and appoints Ryan
Barden, proxy and attorney of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special
Meeting of Shareholders of the Fund to be held on November 15, 2004 at the office of the Fund, 6300
Bridgepoint Parkway Building 2, Suite 105, Austin, TX
78730 at 7 a.m. (CST) and at any and all adjournments thereof, in respect to all shares of Common Stock of the Fund held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all powers the undersigned would possess if personally present. All proxies previously given by the undersigned in respect to this Meeting are hereby revoked.

Specify desired action by check marks in the appropriate spaces. This Proxy will be voted as specified. IF NO
SPECIFICATION IS MADE FOR A PARTICULAR PROPOSAL, THE
PROXY WILL BE VOTED IN FAVOR OF THAT PROPOSAL.

The person named as proxy has discretionary authority, which he intends to exercise in favor of the proposals referred to and according to his best judgment as to the other matters that properly come before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE
"FOR" EACH PROPOSAL.

PROPOSAL 1(a): APPROVAL OF REVISION TO THE FUND'S
FUNDAMENTAL INVESTMENT POLICY REGARDING MAKING LOANS

FOR [		]	AGAINST	[	]	ABSTAIN	[	]

PROPOSAL 1(b): APPROVAL OF REVISIONS TO THE FUND'S
FUNDAMENTAL INVESTMENT POLICY REGARDING ISSUING SENIOR
SECURITIES AND BORROWING MONEY

FOR [   	]	AGAINST	[	]	ABSTAIN	[	]

PROPOSAL 1(c): APPROVAL OF REMOVAL OF THE FUND'S
FUNDAMENTAL INVESTMENT POLICY REGARDING INVESTMENTS IN
OIL, GAS OR MINERAL PROGRAMS OR LEASES

FOR [		]	AGAINST	[	]	ABSTAIN	[	]

PROPOSAL 1(d): APPROVAL OF REVISIONS TO AND NON-
FUNDAMENTAL REDESIGNATION OF THE FUND'S FUNDAMENTAL
INVESTMENT POLICY REGARDING PURCHASING SECURITIES ON
MARGIN

FOR [		]	AGAINST	[	]	ABSTAIN	[	]

PROPOSAL 1(e): APPROVAL OF REVISION TO THE FUND'S
FUNDAMENTAL INVESTMENT POLICY REGARDING PURCHASING OR
SELLING COMMODITIES

FOR [		]	AGAINST	[	]	ABSTAIN	[	]

PROPOSAL 1(f) APPROVAL OF REDESIGNATION OF THE FUND'S
FUNDAMENTAL INVESTMENT POLICY REGARDING ILLIQUID
SECURITIES AS A NON-FUNDAMENTAL POLICY

FOR [		]	AGAINST	[	]	ABSTAIN	[	]

PROPOSAL 2:  TO APPROVE A NEW INVESTMENT ADVISORY
CONTRACT BY AND BETWEEN THE FUND AND FIRST AUSTIN
CAPITAL MANAGEMENT, INC. (THE "ADVISOR"), UNDER WHICH
THE ADVISOR WILL CONTINUE TO ACT AS INVESTMENT ADVISOR
WITH RESPECT TO ASSETS OF THE FUND.

FOR [		]	AGAINST [	]	ABSTAIN [	]

PROPOSAL 3: TO TRANSACT SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS
THEREOF

FOR [		]	AGAINST [	]	ABSTAIN [	]

The signature(s) on this proxy should correspond exactly to the shareholder(s) name hereon. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give his or her full title.

__________________________________
__________________________________

	Dated:________________
	Dated:________________


Please sign, date, and return the proxy card promptly using the enclosed envelope. Please mark boxes in blue or black ink. Unreturned proxies may result in a lack of a quorum and an additional cost to shareholders for another proxy vote. Please return promptly.


TEXAS CAPITAL VALUE FUNDS
6300 Bridgepoint Parkway
Building 2, Suite 105
AUSTIN, TX  78730

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
TEXAS CAPITAL VALUE FUNDS

NOTICE IS HEREBY GIVEN that a Special Meeting of the shareholders of Texas Capital Value Funds (the "Fund") will be held on November 15, 2004 at the office of the Fund, 6300 Bridgepoint Parkway Building 2, Suite 105,
Austin, TX 78730 at 7 a.m. (CST) for the following purposes:

1.	 To approve certain changes to the Fund's
fundamental investment policies;

2.	 To approve a new investment advisory contract;
and

3.  	 To transact such other business as may properly
come before the Meeting or any adjournments thereof.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
APPROVE EACH PROPOSAL.


By order of the Board of Directors,




Ryan Barden, Secretary
October 4, 2004


YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO
ATTEND THE MEETING, PLEASE INDICATE YOUR VOTING
INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN
IT, AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID
ENVELOPE.  IF YOU SIGN, DATE, AND RETURN THE PROXY CARD
BUT GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE
VOTED IN FAVOR OF THE PROPOSALS ABOVE.  BY PROMPTLY
MARKING, SIGNING, AND RETURNING THE PROXY, YOU WILL SAVE
THE ADDITIONAL EXPENSE OF FURTHER SOLICITATIONS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


Texas Capital Value Funds
6300 Bridgepoint Parkway
Building 2, Suite 105
AUSTIN, TX  78730

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD November 15, 2004 at the office of the Fund, 6300 Bridgepoint Parkway Building 2, Suite
105,
Austin, TX  78730 at 7 a.m. (CST)


The enclosed proxy is solicited by the Board of Directors of the Fund in connection with a Special
Meeting of Shareholders (hereinafter "Meeting") of the
Fund or any adjournments thereof. The proxy seeks shareholder approval to revise or remove certain of the Fund's fundamental investment policies.

Proxy Mechanics

Shareholders of record at the close of business on
September 16, 2004 are entitled to notice of and to vote
at the Meeting or any adjournment thereof.  Votes will
be accepted via mail, telephone, and internet.   Proxies
will be voted in accordance with the instructions contained therein, and as to proxies for which no instructions are given, the proxy will be voted in favor of the Proposals. If a shareholder or his nominee does not send in a proxy card, the shares will not be voted.

The proxy confers discretionary authority on the person designated therein to vote on other business not currently contemplated, which may properly come before the Meeting.

A shareholder may revoke his proxy at any time prior to use by written notice to the Fund, by executing and filing a subsequently dated proxy.

This proxy statement and the accompanying form of proxy are being sent to shareholders on approximately October
15, 2004.

Quorum and Meeting Adjournments

Each share is entitled to one vote on each matter as to which such shares are to be voted at the Meeting. The holders of a majority of the Fund's shares entitled to vote on the Proposals constitute a quorum. For purposes of determining the presence of a quorum, abstentions or broker non-votes will be counted as present; however, they will have the effect of a vote against the Proposals.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve one or more Proposals are not received, or if other matters arise requiring shareholder attention, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy.
The persons named as proxies will vote those proxies that they are entitled to vote FOR the Proposals in favor of an adjournment, and will vote those proxies required to be voted AGAINST the Proposals, against an adjournment.

General Fund Share Ownership Information

At the close of business on September 16, 2004, 1,469,832.030 shares of the capital stock of the Fund were outstanding. Directors and executive officers of the Fund, as a group, held beneficially 7.35% of the Fund's outstanding shares as of September 16, 2004.
First Austin Capital Management, Inc., the Fund's investment adviser (hereinafter "FACM" or the "Advisor") owned 23,825.986 shares of the Fund as of that same date. See "Principal Shareholders" for details of other large shareholder holdings.

Vote Required to Approve the Proposals

The "vote of a majority of the outstanding voting securities" of the Fund cast at the Meeting is required to approve each proposal. Under the Investment Company
Act of 1940 (the "40 Act"), this means the lesser of (a)
67% or more of the Fund's voting securities present, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the Fund's outstanding voting securities.

Solicitation Activities and Costs

The cost of solicitation, including the printing and mailing of proxies, will be borne by FACM, the Fund's
Advisor. FACM may, if necessary to obtain the requisite representation of shareholders, solicit proxies personally by its employees. It is not anticipated that any additional employees will be specially engaged for such purpose. The cost of any additional solicitation, if necessary, will be borne by FACM.

The Fund will request broker-dealer firms, custodians, nominees, and fiduciaries to forward the proxy materials to the beneficial owners of record of the Fund. FACM has agreed to reimburse such entities for reasonable expenses incurred with such proxy solicitation. In addition to the solicitation of proxies by mail, officers of the Fund may solicit proxies in person or by telephone.

Shareholder Reports

Copies of the Fund's most recent annual report and/or semi-annual report may be obtained from the Fund at no charge by writing or telephoning the Fund at its principal executive offices at (800) 880-0324 or 6300
Bridgepoint Parkway, Building 2, Suite 105, Austin, TX
78730.

General Information About the Proposals

As required by the 40 Act, the Fund has adopted certain fundamental investment policies, which are set forth in its Statement of Additional Information. These fundamental policies may be changed only with shareholder approval. Restrictions and policies that the Fund has not specifically designated as fundamental are considered to be "non-fundamental" and may be changed by the Board without shareholder approval.

Some of the Fund's fundamental restrictions reflect past regulatory, business or industry conditions, practices or requirements that are no longer in effect.
Accordingly, the Board has approved revisions to or removals of the Fund's fundamental policies in order to simplify and modernize the Fund's policies. The Board believes that the proposed changes to the Fund's fundamental policies will enhance management's ability to manage the Fund's assets efficiently and effectively in changing regulatory and investment environments.
These changes would allow the Fund broader investment flexibility, including the use of short sales and the use of futures and options, among other techniques.

The text and a summary description of each change to a fundamental policy are set forth below, together with the text of each current corresponding fundamental policy. The text below also describes any non-fundamental policies that the Board would adopt in conjunction with the revision or removal of certain fundamental policies. The Board may modify or eliminate any non-fundamental policy at any future date without further shareholder approval.

If approved by shareholders at the Meeting, the Fund will adopt the proposals and the Fund's Prospectus and Statement of Additional Information will be revised, as appropriate, effective January 31, 2005, the anticipated effective date of the Fund's 2004 update to its registration statement.


PROPOSAL 1(a): APPROVAL OF REVISION TO THE FUND'S
FUNDAMENTAL INVESTMENT POLICY ON MAKING LOANS

The Fund's current fundamental policy on making loans is as follows:

	The Fund may not make loans, although it may: (a) invest in debt securities; (b) enter into repurchase agreements; and (c) lend its securities.

The Board recommends that shareholders vote to replace this fundamental policy with the following fundamental policy:

	The Fund may not make loans if, as a result, more than the current statutory limit (currently 33
1/3%) of its total assets would be lent to other parties, except that the Fund may: (a) purchase or hold debt instruments; (b) enter into repurchase agreements; and (c) lend its securities.

The primary purpose of the proposal is to standardize the Fund's fundamental loan policy to conform to the 40
Act's requirements for making loans. Currently, the Fund's fundamental policy is more limiting than the restrictions imposed by the 40 Act. The proposal would provide the Fund with greater flexibility to respond to investment opportunities by permitting the Fund to make loans up to the amount permitted under the 40 Act. The
Board, however, does not currently anticipate that the change will result at this time in a material change in the level of investment risk associated with an investment in the Fund or in the manner in which the Fund's portfolio is managed. When the Fund makes loans to another party, it runs the risk that the other party will default on its obligation, and that the value of the collateral will decline before the Fund can dispose of it.



THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THIS PROPOSAL.

PROPOSAL 1(b): APPROVAL OF REVISIONS TO THE FUND'S
FUNDAMENTAL INVESTMENT POLICY ON ISSUING SENIOR
SECURITIES AND BORROWING MONEY

The Fund's current fundamental policy on issuing senior securities and borrowing money is as follows:

	The Fund may not issue senior securities or borrow money except for temporary purposes in amounts up to 33 1/3% of its net assets (including the amount borrowed) less liabilities (not including the amount borrowed) at the time of such borrowing, provided that collateral arrangements with respect to permitted instruments shall not be deemed to entail the issuance of senior securities if appropriately covered. The Fund may not make any investments while outstanding borrowings exceed 5% of the value of its total assets.

The Board recommends that shareholders vote to replace this fundamental policy with the following two fundamental policies:

1.	The Fund may not issue senior securities
(as defined in the 40 Act) except as permitted by rule, regulation or order of the SEC.

	2.	The Fund may not borrow money in an
amount exceeding the statutory limit (currently, 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings)), provided that for purposes of this limitation investment strategies or transactions that obligate the Fund to purchase securities or require the Fund to segregate assets are not considered to be borrowing. The Fund will maintain asset coverage as required under the 1940
Act for all borrowings (currently 300% except where the Fund has borrowed money for temporary purposes in amounts not exceeding 5% of its total assets).

The primary purposes of this proposal are to simplify the Fund's policy on issuing senior securities and borrowing money and to standardize the policy to conform to the 40 Act's requirements. The Fund's current policy is more limiting than the restrictions imposed by law.
The proposal would allow the Fund to rely on any SEC positions regarding the issuance of senior securities.
With respect to borrowing money, the proposal eliminates the unnecessary requirement that any borrowing by the Fund be only for temporary purposes. The effect of leverage is to amplify investment returns, whether positive or negative, so increased borrowing could increase the risk of owning the portfolio.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THIS PROPOSAL.

PROPOSAL 1(c): APPROVAL OF REMOVAL OF THE FUND'S
FUNDAMENTAL INVESTMENT POLICY ON INVESTMENTS IN OIL, GAS
AND MINERAL PROGRAMS AND LEASES

The Fund's current fundamental policy on investments in oil, gas and mineral programs and leases is as follows:

	The Fund may not invest in oil, gas, or mineral exploration or development programs or leases.

The Board recommends that shareholders vote to remove this policy. This policy was adopted to comply with certain state law requirements, which are no longer in effect. In addition, the proposal would provide the Fund with greater flexibility to respond to investment opportunities by permitting the Fund to invest in oil, gas and mineral exploration programs and leases. The
Board, however, does not currently anticipate that the change will result at this time in a material change in the level of investment risk associated with an investment in the Fund or in the manner in which the Fund's portfolio is managed.

Should the Fund choose to invest in such programs and leases, some risks to consider include:

Commodity price risks - the value of these investments will fluctuate with the rise and fall of oil and gas prices

Production decline - over time, oil and gas reservoirs become depleted, which may reduce the quality of the investment

Exploration risk - the chance will always exist that a costly exploration will yield no results


THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THIS PROPOSAL.

PROPOSAL 1(d): APPROVAL OF REVISIONS TO AND NON-
FUNDAMENTAL REDESIGNATION OF THE FUND'S FUNDAMENTAL
INVESTMENT POLICY ON PURCHASING SECURITIES ON MARGIN

The Fund's current fundamental policy on margin is as follows:

	The Fund may not purchase securities on margin, except that it may utilize short-term credit as may be necessary for the clearance of transactions and engage in borrowings in amounts not exceeding
33 1/3% of its net assets.

The Board recommends that shareholders vote to replace this fundamental policy with the following non-fundamental policy:

	The Fund may not purchase securities on margin or effect short sales, except that the Fund may: (a) obtain short-term credits necessary for the clearance of security transactions; (b) provide initial and variation margin payments in connection with transactions involving futures contracts and options on such contracts; and (c) make short sales "against the box" (i.e., owning an equal amount of the security itself, or of securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue and equal in amount to the security sold short) or in compliance with the SEC's positions regarding the asset segregation requirements of Section 18 of the 40
Act.

The Fund's current fundamental policy effectively
prohibits the Fund from engaging in derivatives
transactions (using margin is a critical aspect of
trading derivatives).  The Board is asking shareholders
to amend the policy so that the Fund can engage in
derivatives transactions.   Futures contracts, options
on futures, puts and calls, for example, are part of a group of financial instruments commonly known as derivatives because their value is "derived" from an underlying security or index. If shareholders approve this proposal, the Fund's ability to enter into derivatives transactions would expand. Specifically, revising the policy as proposed would allow the Fund to purchase, sell and enter into over-the-counter derivatives transactions for investment as well as hedging purposes, and would remove the current limitation that the Fund may not purchase securities on margin.

The primary purpose of this proposal is to provide the Fund with greater investment flexibility. The proposal also would allow the Fund to take advantage of the rapid and continuing development of derivative products in pursuing the Fund's investment objective. Further, re-designating this policy as a "non-fundamental" policy would enable the Board to change or remove the policy in the future without shareholder approval. This would allow the Fund to respond on a timely basis to changes in the market and the development of derivatives products.

Although the Fund's current policies do not specifically prohibit it from engaging in short sales, the proposed non-fundamental policy also would clarify the Fund's operations with respect to short sales. Under the proposed policy, the Fund may engage in short sales against the box or otherwise in compliance with SEC pronouncements. Under current SEC positions, this would permit the Fund to engage in uncovered short sales with respect to up to 100% of its assets.

As mentioned above, under the revised policy, the Fund would have greater investment flexibility with respect to derivatives, giving the Fund's portfolio managers the ability to adjust to up or down markets. Of course, using such instruments is not without risk. The use of these instruments requires skills and involves risks different from those involved in trading other instruments in which the Fund invests. Using derivatives and other leveraging techniques speculatively to enhance returns subjects the Fund to greater risks and may make its performance more volatile than that of other funds. The Fund, however, will only enter into derivatives in accordance with policies approved by the Board of Directors. Specifically, if shareholders approve this proposal, the Board intends to implement the following non-fundamental operating policy on investments in derivatives:

      Generally, the Fund may purchase, sell and enter into any type of derivative instrument
(including, without limitation, financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts, warrants, swaps, forward contracts, foreign currency spot and forward contracts, or other derivative instruments that are not related to physical commodities). Furthermore, the Fund will only invest in futures contracts to the extent that the Fund, its Directors, its Advisor, or any other entity providing services to the Fund would not be required to register with the Commodity Futures
Trading Commission ("CFTC").

Exhibit A includes a summary of the features of options, futures contracts, forward contracts, short sales, swaps and indexed securities, the Fund's proposed strategies with respect to these investments, and the potential risks of these investments. For example, as described further in Exhibit A, certain of these investments may increase the amount of leverage in the Fund's portfolio.
Leverage could increase the Fund's sensitivity to changes in the values of the underlying assets and magnify the impact of price changes in those assets.
This could result in the Fund experiencing larger gains or losses than it would have achieved if the Fund had invested directly in the underlying assets.

The Board believes that the Fund would benefit from having the flexibility to deal in such instruments, in addition to its other investments, and that the Fund's use of these instruments would be consistent with the Fund's investment objective. There can be no assurance, however, that the Fund's use of these instruments will assist it in achieving its objective.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THIS PROPOSAL.

PROPOSAL 1(e): APPROVAL OF REVISION TO THE FUND'S
FUNDAMENTAL INVESTMENT POLICY ON PURCHASING AND SELLING
COMMODITIES

The Fund's current fundamental policy on commodities is as follows:

	The Fund may not purchase or sell commodities or commodities contracts (including financial futures and related options).

The Board recommends that shareholders vote to replace this fundamental policy with the following fundamental policy:

The Fund may not purchase or sell physical commodities or commodities contracts, except that the Fund may purchase and sell: (a) marketable securities issued by companies that own or invest in commodities or commodities contracts; b) foreign currencies; and (c) commodities contracts relating to financial instruments, such as financial futures contracts and options on such contracts, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.

The Fund's current fundamental policy prohibits the Fund from transacting in commodities contracts relating to financial instruments. The Board is asking shareholders to amend the policy so that the Fund can purchase and sell such contracts. The proposal would provide the Fund with greater investment flexibility and would allow the Fund to purchase and sell commodities contracts relating to financial instruments, such as financial futures contracts. This proposal is similar to Proposal 1(d).

Due to the rapid and continuing development of derivative products and the possibility of changes in the definition of "commodities," particularly in the context of the jurisdiction of the Commodities Futures
Trading Commission, it is important for the Fund's policy to be flexible enough to allow it to enter into hedging and other transactions using these products when doing so is deemed appropriate by management and is within the investment parameters established by the Board. To maximize that flexibility, the Board recommends that the Fund's fundamental policy on commodities investments be clear in permitting the use of derivative products.

Exhibit A includes a summary of the features of financial futures contracts and options on such contracts, futures contracts, options, forward contracts, swaps, caps, floors, and collars, and the potential risks of these investments.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THIS PROPOSAL.

PROPOSAL 1(f): APPROVAL OF REDESIGNATION OF THE FUND'S
FUNDAMENTAL INVESTMENT POLICY ON ILLIQUID SECURITIES AS
A NON-FUNDAMENTAL POLICY

The Fund's current fundamental policy on illiquid securities is as follows:

	The Fund may not invest in securities or other assets that the Board of Directors determines to be illiquid if more than 15% of the Fund's net assets would be invested in such securities.

The Board recommends that shareholders vote to re-designate this fundamental policy as a non-fundamental policy. The primary purpose of this proposal is to standardize the Fund's policies to conform to applicable requirements under the 40 Act. Under the 40 Act, the Fund is not required to have a fundamental policy on illiquid securities.

As a "non-fundamental" policy, the Board in the future could change or remove the policy without shareholder approval. Management, however, does not currently anticipate making any substantive changes to this policy.


THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THIS PROPOSAL.
PROPOSAL 2:  APPROVAL OF A NEW INVESTMENT ADVISORY
CONTRACT

	First Austin Capital Management, Inc. (the
"Advisor") serves as the investment advisor to the Fund pursuant to an Investment Advisory and Administrative
Contract ("Current Contract"). The Advisor provides investment management and administrative services to the Fund under the terms of the Current Contract. The Board of Directors, including all of the Directors who are not "interested persons" (as defined under section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act")) of the Fund or the Advisor (the "Non-Interested
Directors"), has approved, and recommends that the shareholders of the Fund approve, a new investment advisory contract with the Advisor ("New Advisory
Contract") in a form substantially similar to Exhibit B.
The discussion of the terms of the New Advisory Contract in this section is qualified in its entirety by reference to Exhibit B. The Advisor is compensated separately for management and administrative services rendered to the Fund.

	The terms and conditions of the New Advisory
Contract are similar to the terms and conditions of the Current Contract, except that (i) administrative services will be provided by the Advisor pursuant to a new administrative services contract with the Advisor
("New Administration Contract") approved by the Board of Directors, including a majority of the Non-Interested
Directors, instead of under the New Advisory Contract;
(ii) a provision has been added to the New Advisory
Contract to provide that the Fund will bear all of its costs and expenses; and (iii) a provision has been added to the New Advisory Contract to address the Advisor's handling of the Fund's portfolio brokerage transactions, including the use of the Advisor's affiliated broker-dealer, Texas Capital, Inc. The Fund's Investment
Advisory Fee will not increase under the new Advisory
Contract, but the expense ratio could increase or decrease, depending on the level of assets in the Fund.

BACKGROUND.  Pursuant to the Current Contract dated
August 19, 1999, the Advisor provides investment advisory and administrative services to the Fund. The
Current Contract was last approved by the Board of Directors on September 23, 2003, and by the Fund's shareholders on September 3, 1997. The proposal to present the New Advisory Contract to shareholders was considered and approved by the Board of Directors of the Fund, including all of the Non-Interested Directors, at an in person meeting on September 30, 2004. The Board of Directors, including the Non-Interested Directors, were provided by the Advisor with materials specifically relating to the New Advisory Contract and asked questions and requested further information in connection with its consideration of the New Advisory
Contract.  In considering the New Advisory Contract, the
Board of Directors, including the Non-Interested
Directors, did not identify any single factor as all-important or controlling, and the following summary does not detail all of the matters considered.

         The Directors, including each Non-Interested
Director, considered a number of factors including: (i) the nature and quality of investment management services provided by the Advisor, including the experience of the Advisor's key personnel in portfolio management; (ii) the Advisor's costs in providing such services, (iii) the investment performance, expense ratios and management fees for advisory services of the Fund and comparable investment companies; (iv) the nature, costs and character of non-investment management services to be provided by the Advisor under the New Administration
Contract with the Fund; (v) the extent to which the Advisor would realize economies of scale if the asset size of the Fund increased and the extent to which these economies are shared with the Fund's shareholders; (vi) the Advisor's profitability, results and financial condition; (vii) the allocation of the Fund's brokerage, including allocations to Texas Capital, Inc., an affiliate of the Advisor and, the use of "soft" commission dollars to pay for research and brokerage services; (viii) the Advisor's management of relationships with the Fund's other service providers;
and (ix) the resources devoted to and the record of compliance with the Fund's investment policies and restrictions.

	The materials provided to the Directors included:
(i) information on the investment performance of the Fund, which stated, for example, that the Fund had outperformed the S&P 500 for the past one, three, and five years. The Fund was also reported in Morningstar's
"Small Blend" category in the top 10%, top 8%, and top
25% for 1, 3 and 5 years, respectively. Additionally, profiles from Morningstar.com and Standard and Poor's were provided, both of which showed that while the Fund's risk level was "moderately high," its returns were high as well; and (ii) the economic outlook and the general investment outlook in the markets in which the Fund invests. The Directors received all information they deemed necessary to their evaluation of the terms and conditions of the New Advisory Contract.

	Based upon the Directors' review and evaluations of these materials and their consideration of all factors deemed relevant, the Directors, including the Non-Interested Directors, concluded that the New
Advisory Contract is reasonable, fair, and in the best interest of the Fund and the Fund's shareholders.
Accordingly, the Board of Directors, including the Non-
Interested Directors, voted to approve the submission of the New Advisory Contract to shareholders of the Fund.
If the New Advisory Contract is adopted by shareholders of the Fund, it will remain in effect through September
30, 2006, and will be thereafter subject to continuation by the Fund's Directors. If the New Advisory Contract is not adopted, the Current Contract will continue in effect through September 30, 2005, and thereafter will be subject to continuation by the Fund's Directors.
Additional information concerning the New Advisory
Contract and the Advisor is set forth below.

GENERAL.  Under the Current Contract and the New
Advisory Contract, the Advisor provides continuing investment advisory services to the Fund, subject to the supervision and direction of the Board of Directors.
However, the administrative services now provided by the Advisor to the Fund under the Current Contract will, if the New Advisory Contract is approved, be provided under the New Administration Contact.

MANAGEMENT AND ADMINISTATIVE FEES. The management fee under both the Current Contract and the New Advisory
Contract is an annual fee of one percent (1%) of the net assets of the Fund, accrued daily and payable monthly.
During the fiscal year ended September 30, 2003, the Advisor received $207,274 from the Fund for its investment advisory services to the Fund. In addition, for the fiscal year ended September 30, 2003, the Fund paid $113,637 to the Advisor for the administrative services. These payments will continue under the Current Contract in the event the New Advisory Contract is not approved by the Fund's shareholders. However, in the event the New Advisory Contract is approved, the Advisor will be compensated separately for administrative services under the New Administration
Contract.

FUND EXPENSES. The New Advisory Contract provides that, the Fund will be responsible for all of its expenses and liabilities, including, but not limited to, salaries of administrative and clerical personnel, brokerage commissions, taxes, insurance, fees of the transfer agent, custodian, legal counsel and auditors, association fees, costs of filing and printing and mailing proxies, reports and notices to shareholders, preparing, filing and printing the prospectus and statement of additional information, fees paid pursuant to the Fund's plan of distribution adopted pursuant to rule 12b-1 under the 1940 Act, payment of dividends, costs of stock certificates, costs of shareholder meetings, fees of the Non-Interested Directors, necessary office space rental and such non-recurring expenses as may arise, including without limitation, actions, suits or proceedings affecting the Fund and the legal obligation which the Fund may have to indemnify its officers and directors with respect thereto. The
Current Contract provides for the Advisor to cover many of these costs as an element of Administrative Services, which is being preserved in the New Administration
Contract. Until the Board decides to make a change, the costs covered by the Advisor will include all of the costs listed above except for those currently paid by the Fund, which include brokerage commissions, taxes, brokerage fees paid pursuant to the Fund's plan of distribution adopted pursuant to rule 12b-1, and certain non-recurring expenses.

BENEFITS TO SHAREHOLDERS. The Board of Directors has determined that it is in the best interest of the Fund and its shareholders to split the provision of investment advisory and administrative services provided by the Advisor into two separate agreements. The Board believes that this structure is more consistent with current industry practice. In the future, changes to the New Administration Contract may be made by vote of the Board of Directors without the expense of obtaining shareholder approval of such changes. Although no changes to the scope of services rendered or to the fees payable under the New Administration Contract are currently anticipated, if the Proposal is approved the Board will have greater flexibility in the future to make such changes, if necessary, in response to market, legal or regulatory developments. Section 15(a) of the 1940 Act prohibits any person from serving as an investment advisor to a registered investment company except pursuant to a written contract that has been approved by shareholders. In addition, Section 15(a) requires that any material amendment to an investment advisory contract must be approved by a vote of the Fund's shareholders.

DURATION AND TERMINATION. The New Advisory Contract provides that it shall continue in effect for two years from its effective date, and thereafter for successive periods of one year, provided that such continuance is specifically approved at least annually (a) by vote of a majority of the Directors of the Fund or by vote of a majority of the Fund's outstanding voting securities as defined by the 1940 Act and (b) a vote of the majority of the Non-Interested Directors of the Fund. Both the Current Contract and the New Advisory Contract may be terminated without penalty at any time either by vote of the Board of Directors of the Fund or by vote of the Fund's shareholders or by the Advisor upon sixty days' notice to the other party.

PORTFOLIO TRANSACTIONS AND BROKERAGE. The Advisor is responsible for decisions to buy and sell securities for the Fund and for the placement of its portfolio transactions and the negotiation of the commissions to be paid on such transactions. It is the policy of the Advisor to seek the best execution at the best security price available with respect to each transaction, in light of the overall quality of brokerage and research services provided to the Advisor and the Fund. The best price to the Fund means the best net price without regard to the mix between purchase or sale price and commissions, if any. In selecting broker-dealers and in negotiating commissions, the Advisor considers the firm's reliability, the quality of its execution services on a continuing basis, and its financial condition.

	Section 28(e) of the Securities Exchange Act of
1934 ("Section 28(e)") permits an investment advisor, under certain circumstances, to cause an account to pay a broker-dealer who supplies brokerage and research services a commission for effecting a transaction in excess of the amount of commission another broker-dealer would have charged for effecting the transaction.
Brokerage and research services include (i) furnishing advice as to the value of securities, the advisability of investing, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (iii) effecting securities transactions and performing functions incidental thereto
(such as clearance, settlement, and custody).

	In carrying out the provisions of the New Advisory
Contract, the Advisor may cause the Fund to pay a broker-dealer which provides brokerage and research services to the Advisor a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting the transaction. The Advisor is of the opinion that the continued receipt of supplemental investment research services from broker-dealers is essential to its provision of high-quality investment management services to the Fund. The Agreement provides such payment must be made in compliance with the provisions of Section
28(e), other applicable state and federal laws, and the Agreement. The investment advisory fees paid by the Fund under the Current and New Advisory Contracts are not reduced as a result of the Advisor's receipt of research services.

TRANSACTIONS WITH THE ADVISER'S AFFILIATED BROKER-
DEALER.  As provided in the Current and New Advisory
Contracts, the Advisor is responsible not only for making decisions with respect to the purchase and sale of the Funds' portfolio securities, but also for implementing these decisions, including the negotiation of commissions and the allocation of portfolio brokerage business. The Directors for the Fund have authorized
Texas Capital, Inc. to act as an affiliated broker to the Fund subject to procedures set forth in Rule 17e-1 under the 1940 Act. As such, for Texas Capital, Inc. to effect any portfolio transactions for the Fund on an exchange, the commissions, fees or other remuneration received by it must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard allows Texas Capital, Inc. to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arm's-length transaction. For the Fund's fiscal year ended September 30, 2003, the Fund paid $399,178 in brokerage commissions to Texas Capital, Inc. consisting of 86.77% of the Fund's aggregate brokerage commissions for that fiscal year.

MATTERS CONSIDERED BY THE BOARD. The Board of Directors meets four times a year. The Non-Interested Directors meet periodically in executive session.

INFORMATION ABOUT THE ADVISER.  The Advisor, First
Austin Capital Management, Inc., 6300 Bridgepoint
Parkway, Building 2, Suite 105, Austin, TX 78730, is a
Delaware corporation. The Advisor is an SEC registered investment advisor that provides investment advisory services to the Fund and separate account clients. The principal executive officers and directors of the Advisor and those individuals serving as officers of the Fund and/or Directors that are also officers, directors and employees of the Advisor are set forth in the following table. The address for each of the persons listed below, as it relates to his duties with the Advisor, is the same as that of the Advisor.

Name                 Position with Fund                             Position with Advisor

Mark A. Coffelt      Chairman of the Board of Directors,            Chief Executive Officer,
                     President, and Chief Investment Officer        President, and Portfolio Manager

Eric D. Barden       Portfolio Manager/Secretary                    Portfolio Manager

Ryan M. Barden       Secretary, Chief Operations Officer,           Chief Operations
                     Chief Compliance Officer                       Officer


SHARE OWNERSHIP. To the knowledge of the Fund's management, before the close of business on September
16, 2004, persons owning of record more than 5% of the outstanding shares of the Fund were as follows:

Name and Address             % Ownership      Type of Ownership
Charles Schwab & Co.           41.80%            Beneficial
101 Montgomery St.
San Francisco, CA 94104



To the knowledge of the Fund's management, before the close of business on September 16, 2004, the officers and Directors of the Fund owned, as a group, 7.35% of all outstanding securities of the Fund.

REQUIRED VOTE. Approval of the New Advisory Contract requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. Under the 1940 Act, a "majority of the outstanding voting securities" means the affirmative vote of the lesser of
(a) 67% or more of the shares of the Fund present at the meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present at the meeting or represented by proxy, or (b) more than 50% of the Fund's outstanding shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THIS PROPOSAL

*   *   *   *   *


Shareholder Meetings and Proposals

The Meeting is a special meeting of shareholders.  The
Fund is not required to, nor does it intend to, hold regular annual meetings of its shareholders.
Shareholders who wish to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send a written proposal to Ryan Barden, secretary of the Fund, 6300 Bridgepoint Parkway,
Building 2, Suite 105 Austin, TX 78730.

Principal Shareholders

Charles Schwab & Co Inc - 614,441.943 shares owned
Reinvest Account
101 Montgomery Street
San Francisco, CA 94104-4122

Investment Advisor and Administrator

First Austin Capital Management, Inc., 6300 Bridgepoint
Parkway, Building 2, Suite 105, Austin, TX 78730, is the
Fund's investment adviser and administrator.

Principal Underwriter

Rafferty Capital Markets, Inc., 1311 Mamaroneck Avenue,
White Plains, NY 10605, is the Fund's distributor, and acts as the principal underwriter of the Fund's shares.



By order of the Board of Directors,


Ryan Barden, Secretary
September 2, 2004


A SIGNED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL
LISTED BELOW UNLESS YOU HAVE SPECIFIED OTHERWISE.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.  YOU
MAY VOTE ONLY IF YOU HELD SHARES IN THE FUND AT THE
CLOSE OF BUSINESS ON SEPTEMBER 16, 2004.

IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING IS
ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED
PROXY IS REQUESTED.  A SELF-ADDRESSED, POSTAGE-PAID
ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


Exhibit A

Summary Description of Investments and Related Risks

OPTIONS, FUTURES AND FORWARDS

The Fund may purchase and sell forward contracts, put and call options, and futures contracts. Each of these instruments is a derivative instrument, as its value derives from the underlying asset or index.

The Fund may utilize options and futures contracts to manage its exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge the Fund's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the Fund's overall strategy in a manner deemed appropriate to the Advisor and consistent with the Fund's investment objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out. See Combined Positions below.

The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the Fund's return. While the Fund's use of these instruments may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks.
If the Advisor applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Fund's return. Certain strategies limit the Fund's opportunities to realize gains as well as limiting the Fund's exposure to losses. The Fund could also experience losses if the Fund's options and futures positions were poorly correlated with the Fund's other investments, or if the Fund could not close out its positions because of an illiquid secondary market. In addition, the Fund will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Fund's portfolio turnover rate.

Should prices or exchange rates move unexpectedly, the Fund may not achieve the anticipated benefits of the transactions or may realize losses and thus be in a worse position than if such strategies had not been used. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits for certain options on currencies and forward contracts, and adverse market movements could continue to an unlimited extent over a period of time. In addition, the correlation between movements in the prices of such instruments and movements in the prices of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

Options

	Purchasing Put and Call Options. By purchasing a put option, the Fund obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Fund pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. The Fund may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. The Fund may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, the Fund will lose the entire premium it paid. If the Fund exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If the Fund exercises an option on an index, settlement is in cash and does not involve the actual sale of securities. If an option is American style, it may be exercised on any day up to its expiration date. A European-style option may be exercised only on its expiration date.

The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

	Selling (Writing) Put and Call Options. When the Fund writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Fund assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Fund may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option the Fund has written, however, the Fund must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less then the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

Writing a call option obligates the Fund to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

The writer of an exchange traded put or call option on a security, an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

         Covering Options on Securities -- A call option on a security written by the Fund is "covered" if the Fund owns the underlying securities, has an absolute and immediate right to acquire those securities upon conversion or exchange of other securities it holds, or holds a call option on the underlying securities with an exercise price equal to or less than that of the call option it has written. In addition, the Fund may cover its position by segregating cash or liquid instruments equal in value to the exercise price of the call
option written by the Fund.   When the Fund writes a put option, the Fund can
segregate with its custodian bank cash or liquid instruments having a value equal to the exercise value of the option. Alternatively, the Fund could hold a put on the underlying securities with an exercise price equal to or greater than that of the put option it has written.



Liquidity -- Although certain securities exchanges attempt to provide continuously liquid markets in which holders and writers of options can close out their positions at any time prior to the expiration of the option, no assurance can be given that a market will exist at all times for all outstanding options purchased or sold by the Fund. If an options market were to become unavailable, the Fund would be unable to realize its profits or limit its losses until the Fund could exercise options it holds, and the Fund would remain obligated until options it wrote were exercised or expired.

	Options on Securities Indexes. Options on securities indexes are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. Some stock index options are based on a broad market index such as the S&P 500 Index, the NYSE Composite Index, or the AMEX Major Market Index, or on a narrower index such as the Philadelphia Stock Exchange Over-the-Counter Index.

A stock index fluctuates with changes in the market values of the stocks included in the index. Options on stock indexes give the holder the right to receive an amount of cash upon exercise of the option. Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option.
The amount of cash received, if any, will be the difference between the closing price of the index and the exercise price of the option, multiplied by a specified dollar multiple. The writer (seller) of the option is obligated, in return for the premiums received from the purchaser of the option, to make delivery of this amount to the purchaser. All settlements of index options transactions are in cash.

The Fund may engage in transactions in stock index options listed on national securities exchanges or traded in the OTC market as an investment vehicle for the purpose of realizing the Fund's investment objective. Options on indexes are settled in cash, not by delivery of securities. The exercising holder of an index option receives, instead of a security, cash equal to the difference between the closing price of the securities index and the exercise price of the option.

Options currently are traded on the Chicago Board Options Exchange (the "CBOE"), the AMEX, and other exchanges ("Exchanges"). Purchased OTC options and the cover for written OTC options will be subject to the Fund's 15% limitation on investment in illiquid securities.

         Risks -- Index options are subject to substantial risks. The primary risks include the risk of imperfect correlation between the option price and the value of the underlying securities composing the stock index selected, the possibility of an illiquid market for the option or the inability of counterparties to perform. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Fund will realize a gain or loss from the purchase or writing (sale) of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than upon movements in the price of a particular stock. This requires different skills and techniques than are required for predicting changes in the price of individual stocks. The Fund will not enter into an option position that exposes the Fund to an obligation to another party, unless the Fund either (i) owns an offsetting position in securities or other options and/or (ii) segregates with the Fund's custodian bank cash or liquid instruments that, when added to the premiums deposited with respect to the option, are equal to the market value of the underlying stock index not otherwise covered.

For a number of reasons, a liquid market may not exist and thus the Fund may not be able to close out an option position that it has previously entered into. When the Fund purchases an OTC option, the Fund will be relying on its counterparty to perform its obligations, and the Fund may incur additional losses if the counterparty is unable to perform.

	Exchange Traded and OTC Options. All options that the Fund purchases or sells will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet the
Fund's creditworthiness standards.   While exchange-traded options are
obligations of the underlying exchange's clearing house, in the case of OTC options, the Fund relies on the dealer from which it purchased the option to perform if the option is exercised.

	Warrants. The Fund may also invest in exchange-traded and over-the-counter warrants. Warrants are economically the same as options, except they usually have longer exercise periods. Exchange-traded warrants on a single issuer's common stock are usually issued by the issuer of the underlying common stock or a special-purpose entity, rather than the exchange clearinghouse. Warrants may also be issued on indices or baskets of securities, and may be settled in cash or through delivery of the underlying securities. Like options, warrants may be more volatile instruments than the underlying securities.

Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or before the expiration date.

Futures Contracts and Options on Futures Contracts

The Fund may purchase or sell (write) futures contracts and purchase or sell put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the commodity called for by the contract at a specified price on a specified date. A "purchase" of a futures contract means the incurring of an obligation to acquire the commodity called for by the contract at a specified price on a specified date.

When the Fund purchases a put or call option on a futures contract, the Fund pays a premium for the right to sell or purchase the underlying futures contract for a specified price upon exercise at any time during the option period. By writing (selling) a put or call option on a futures contract, the Fund receives a premium in return for granting to the purchaser of the option the right to sell to or buy from the Fund the underlying futures contract for a specified price upon exercise at any time during the option period.

Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Fund are paid by the Fund into a segregated account, in the name of the futures commission merchant, as required by the 40 Act and the SEC's interpretations thereunder.

The Fund will engage in transactions in futures contracts and related options that are traded on a U.S. exchange or board of trade or that have been approved for sale in the U.S. by the CFTC.

	Covering Futures Contracts -- When the Fund purchases or sells a futures contract, or sells an option thereon, the Fund "covers" its position. To cover its position, the Fund may maintain with its custodian bank (and marked-to-market on a daily basis), a segregated account consisting of cash or liquid securities that, when added to any amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract or otherwise "cover" its position. If the Fund continues to engage in the described securities trading practices and properly segregates assets, the segregated account will function as a practical limit on the amount of leverage which the Fund may undertake and on the potential increase in the speculative character of the Fund's shares. Additionally, such segregated accounts will generally assure the availability of adequate funds to meet the obligations of the Fund arising from such investment activities.

         Risks -- Whether the Fund realizes a gain or loss from futures activities depends generally upon movements in the underlying commodity. The extent of the Fund's loss from an unhedged short position in futures contracts or from writing options on futures contracts is potentially unlimited.

Other risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures and the market value of the underlying securities, and the possibility of an illiquid market for a futures contract. Although the Fund intends to sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. If trading is not possible, or if the Fund determines not to close a futures position in anticipation of adverse price movements, the Fund will be required to make daily cash payments of variation margin. The risk that the Fund will be unable to close out a futures position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.

	Stock Index Futures. The Fund may buy and sell stock index futures contracts with respect to any stock index traded on a recognized stock exchange or board of trade. A stock index futures contract is a contract to buy or sell units of an index at a specified future date at a price agreed upon when the contract is made. The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. At the time the Fund purchases a futures contract, an amount of cash, U.S. Government Securities or other liquid securities equal to the market value of the futures contract will be deposited in a segregated account with the Fund's custodian.
When writing a futures contract, the Fund will maintain with its custodian liquid assets that, when added to the amounts deposited with a futures commission merchant or broker as margin, are equal to the market value of the instruments underlying the contract. Alternatively, the Fund may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in liquid assets with the Fund's custodian).

The Fund may purchase and sell stock index futures as a hedge against movements in the equity markets. There are several risks in connection with the use of stock index futures by the Fund as a hedging device.
One risk arises because of the imperfect correlation between movements in the price of a stock index futures contract and movements in the price of the securities that are the subject of the hedge. The price of a stock index futures contract may move more than or less than the price of the securities being hedged. If the price of a stock index futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Fund will be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be offset partially by the loss on the index futures contract. If the price of the index futures contract moves more than the price of the stock, the Fund will experience either a loss or gain on the futures contract that will not be offset completely by movements in the price of the securities that are subject to the hedge.

Asset Coverage for Futures Contracts and Options Positions

Although the Fund will not be a commodity pool, certain derivatives subject the Fund to the rules of the Commodity Futures Trading Commission which limit the extent to which the Fund can invest in such derivatives. The Fund may invest in futures contracts and options with respect thereto for hedging purposes without limit. However, the Fund may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceeds 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation.

In addition, the Fund will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by open-end investment companies, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of our assets could impede portfolio management or the Fund's ability to meet its current obligations (e.g., meeting redemption requests).


Forwards

A forward is a cash market transaction in which a seller agrees to deliver a specific commodity, security, foreign currency or other financial instrument to a buyer at some point in the future for a set price. Forwards also can be structured for cash settlement rather than physical delivery.

Unlike futures contracts (which occur through a clearing firm), forward contracts are privately negotiated and are not standardized. Further, the two parties must bear each other's credit risk, which is not the case with a futures contract. Also, since the contracts are not exchange traded, there is no marking to market requirement, which allows a buyer to avoid almost all capital outflow initially (though some counterparties might set collateral requirements). Given the lack of standardization in these contracts, there is very little scope for a secondary market in forwards.

SHORT SALES

The Fund may use short sales in an attempt both to protect its portfolio against the effects of potential downtrends in the securities markets and as a means of enhancing its overall performance. A "short sale" is a transaction in which the Fund sells a security it does not own but has borrowed in anticipation that the market price of that security will decline. To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund is then obligated to replace the security borrowed by borrowing the same security from another lender, purchasing it at the market price at the time of replacement, or paying the lender an amount equal to the cost of purchasing the security. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales.

The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay, if any, in connection with a short sale.

The Fund also may make short sales "against the box," i.e., when a security identical to or convertible or exchangeable into one owned by the Fund is borrowed and sold short.

Until the Fund closes its short position or replaces the borrowed security, the Fund will: (a) maintain a segregated account containing cash or liquid securities at such a level that: (i) the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short;
and (ii) the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time the security was sold short; or (b) otherwise cover the Fund's short position. The Fund may use up to 100% of its portfolio to engage in short sales transactions and collateralize its open short positions.

                 Risks -- Although the Fund's gain is limited by the price at which it sold the security short, its potential loss is unlimited. The more the Fund pays to purchase the security, the more it could lose on the transaction, and the more the price of Fund shares will be affected.

Selling short magnifies the potential for both gain and loss to the Fund and its investors. The larger the Fund's short position, the greater the potential for gain and loss. A strategy involving going short in a particular security is separate and distinct from a strategy of buying and selling the underlying security itself.

As the amount of the Fund's net assets that must and will be segregated or earmarked by the Fund custodian increases, the Fund's flexibility in managing its portfolio decreases. The Board of Directors will monitor the Fund's short sales to assure compliance with these limitations, that when and as required, Fund net assets are being segregated and earmarked, that the Fund is in a position to meet its current obligations and to honor requests for redemption, and overall, that the Fund's portfolio is managed in a manner consistent with its stated investment objective.

SWAPS AND RELATED PRODUCTS

The Fund may engage in swap transactions, including, but not limited to, securities index, basket, equity, total return, specific security, interest rate, currency and commodity swaps, caps, floors and collars and options on swaps (collectively defined as "swap transactions"). Swap agreements are two-party contracts entered into primarily by institutional counterparties for periods ranging from a few weeks to several years. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) that would be earned or realized on specified notional investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated by reference to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested in a "basket" of securities representing a particular index, in a particular foreign currency or commodity, or at a particular interest rate.

The purchaser of a cap or floor, upon payment of a fee, has the right to receive payments (and the seller of the cap is obligated to make payments) to the extent the return on a specified index, security, currency, interest rate or commodity exceeds (in the case of a cap) or is less than (in the case of a floor) a specified level over a specified period of time or at specified dates. The purchaser of a collar, upon payment of a fee, has the right to receive payments (and the seller of the collar is obligated to make payments) to the extent that the return on a specified index, security, currency, interest rate or commodity falls outside an agreed upon range over a specified period of time or at specified dates. The purchaser of an option on a swap, upon payment of a fee (either at the time of purchase or in the form of higher payments or lower receipts within a swap transaction) has the right, but not the obligation, to initiate a new swap transaction of a pre-specified notional amount with pre-specified terms with the seller of the option as the counterparty.

During the term of a swap, cap, floor or collar, changes in the value of the instrument are recognized as unrealized gains or losses by marking to market to reflect the market value of the instrument. When the instrument is terminated, the Fund will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and the Fund's basis in the contract.

The Fund's current obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by segregating assets determined to be liquid. Obligations under swap agreements so covered will not be construed to be "senior securities" for purposes of the Fund's investment policy concerning senior securities.

	Notional Amounts -- The "notional amount" of a swap transaction is the agreed upon basis for calculating the payments that the parties have agreed upon to exchange. For example, one swap counterparty may agree to pay a return equal to the appreciation or depreciation in an equity index calculated based on a $10 million notional investment at the end of one year in exchange for receipt of payments calculated based on the same notional amount and a fixed rate of interest on a semi-annual basis. In the event that the Fund is obligated to make payments more frequently than it receives payments from the other party, the Fund will incur incremental credit exposure to that swap counterparty. This risk may be mitigated somewhat by the use of swap agreements which call for a net payment to be made by the party with the larger payment obligation when the obligations of the parties fall due on the same date. Under most swap agreements entered into by us, payments by the parties will be exchanged on a "net basis", and the Fund will receive or pay, as the case may be, only the net amount of the two payments.

	Counterparties -- The counterparty to any swap agreement will typically be a bank, investment banking firm or broker/dealer. The counterparty will generally agree to pay the Fund the amount, if any, by which the notional amount of the swap agreement would have increased in value had it been invested in the particular stocks, plus the dividends that would have been received on those stocks. The Fund will agree to pay to the counterparty a floating rate of interest on the notional amount of the swap agreement plus the amount, if any, by which the notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Fund on any swap agreement should be the gain or loss on the notional amount plus dividends on the stocks less the interest paid by the Fund on the notional amount.

	Strategy -- The Fund may enter into swap transactions in an attempt to obtain or preserve a particular return at a lower cost than obtaining that return or spread through purchases and/or sales of instruments in cash markets, to protect against currency fluctuations, to protect against any increase in the price of securities we anticipate purchasing at a later date, or to gain exposure to certain markets in the most economical way possible. The Fund may enter into swap agreements to
invest in a market without owning or taking physical   custody of
securities in circumstances in which direct investment is restricted for legal reasons or is otherwise impracticable.

	Segregated Accounts -- The Fund will maintain cash or liquid assets in a segregated account with its custodian in an amount sufficient at all times to cover its current obligations under its swap transactions, caps, floors and collars. If the Fund enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of its accrued obligations to receive under the agreement. If the Fund enters into a swap agreement on other than a net basis, or sell a cap, floor or collar, it will segregate assets with a daily value at least equal to the full amount of its accrued obligations under the agreement.

	Risks -- As mentioned above, swap agreements typically are settled on a net basis, which means that the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Payments may be made at the conclusion of a swap agreement or periodically during its term. Swap agreements do not involve the delivery of securities or other underlying assets. Accordingly, the risk of loss with respect to swap agreements is limited to the net amount of payments that the Fund is contractually obligated to make. If the other party to a swap agreement defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each equity swap will be accrued on a daily basis and an amount of cash or liquid assets, having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Fund's custodian. Inasmuch as these transactions are entered into for hedging purposes or are offset by segregated cash of liquid assets, as permitted by applicable law, the Fund and the Advisor believe that these transactions do not constitute senior securities under the 40 Act and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions.

The amount of the Fund's potential gain or loss on any swap transaction is not subject to any fixed limit. Nor is there any fixed limit on the Fund's potential loss if it sells a cap or collar. If the Fund buys a cap, floor or collar, however, the potential loss is limited to the amount of the fee that the Fund has paid. When measured against the initial amount of cash required to initiate the transaction, which is typically zero in the case of most conventional swap transactions, swaps, caps, floors, and collars tend to be more volatile than many other types of instruments.

The use of swap transactions, caps, floors and collars involves investment techniques and risks which are different from those associated with portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates, and other applicable factors, the Fund's investment performance will be less favorable than if these techniques had not been used. These instruments are typically not traded on exchanges. Accordingly, there is a risk that the other party to certain of these instruments will not perform its obligations to the Fund or that the Fund may be unable to enter into offsetting positions to terminate its exposure or liquidate its position under certain of these instruments when the Fund wishes to do so. Such occurrences could result in losses to the Fund. The Advisor will, however, consider such risks and will enter into swap and other derivatives transactions only when it believes that the risks are not unreasonable.

The Fund will not enter into a swap transaction, cap, floor, or collar, unless the counterparty to the transaction is deemed creditworthy by the Advisor. The Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. If a counterparty defaults, however, the Fund may have contractual remedies to the agreements related to the transaction.

Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid for the Fund's illiquid investment limitation. Further, swap transactions in which the Fund enters, which generally involve equity securities and having customized terms, are not expected to be particularly liquid. However, the swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation.
As a result, certain aspects of the swap market have become relatively liquid in comparison with the markets for other similar instruments which are traded in the over-the-counter market. The Advisor, under the supervision of the Board of Directors, is responsible for determining and monitoring the liquidity of Fund transactions in swap agreements.
The Advisor will consider liquidity in establishing the size and term of swap transactions. The federal income tax treatment with respect to swap transactions, caps, floors, and collars may impose limitations on the extent to which the Fund may engage in such transactions.

INDEXED SECURITIES

Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. The performance of indexed securities depends to a great extent on the performance of the security, currency or other instrument to which they are indexed, and may also be influenced by interest rate changes in the country or region in the currency of which the indexed security is denominated or based. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Indexed securities may be more volatile than the underlying instruments.


Exhibit B

Investment Advisory Contract

THIS AGREEMENT (this "Agreement") is made this 30th day of September, 2004, by and between Texas Capital Value Funds, Inc., a Maryland corporation (the "Fund"), and First Austin Capital Management, Inc., a Delaware corporation (the "Investment Advisor").

WITNESSETH:

WHEREAS, the Fund engages in the business of investing and reinvesting its assets and property in various stocks and securities and the Investment Advisor engages in the business of providing investment advisory services; and

WHEREAS, the Fund has need for investment advisory services.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Advisory Services.  The Investment Advisor shall render
investment advisory services (the "Advisory Services") to the Fund, subject to the supervision and direction of the Board of Directors of the Fund, for the period set forth in Paragraph 7 below on the terms set forth herein. The Investment Advisor shall render such Advisory Services and assume the obligations herein set forth, for the compensation provided in Paragraph 2 below. The Investment Advisor shall, for the purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent or employee of the Fund.

2.	Compensation.  As compensation for the services to be
rendered to the Fund by the Investment Advisor under the provisions of this Agreement, the Fund shall pay to the Investment Advisor for Advisory Services an annual fee of one percent (1%) of the net
assets of the Fund.   Such fees shall be accrued daily and be
payable monthly in arrears on the first day of each calendar month. Accruals of fees to the Investment Advisor shall begin on the execution date of this Agreement. All fee accruals are accounted separately for each series.

3.	Costs.  The Fund assumes and shall pay all the expenses
required for the conduct of its business including, but not limited to, salaries of administrative and clerical personnel, brokerage commissions, taxes, insurance, fees of the transfer agent, custodian, legal counsel and auditors, association fees, costs of filing, printing and mailing proxies, reports and notices to shareholders, preparing, filing and printing the prospectus and statement of additional information, fees paid pursuant to the Fund's plan of distribution adopted in accordance with rule 12b-1 under the Investment Company Act of 1940 ("1940 Act") payment of dividends, costs of stock certificates, costs of shareholder meetings, fees of the independent directors, necessary office space rental, all expenses relating to the registration or qualification of shares of the Fund under applicable Blue Sky laws and reasonable fees and expenses of counsel in connection with such registration and qualification and such non-recurring expenses as may arise, including, without limitation, actions, suits or proceedings affecting the Fund and the legal obligation which the Fund may have to indemnify its officers and directors with respect thereto; provided, however, that the Advisor may, through a separate agreement with the Fund, agree to assume any of these expenses in consideration of such compensation payable thereunder.

4.	Non-Exclusive.  The services to be rendered by the Investment
Advisor to the Fund under this Agreement are not to be deemed to be exclusive, and the Investment Advisor shall be free to render similar or different services to other investment companies or to any other third party so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

5.	Use of Name.  The parties agree that the Investment Advisor
has a proprietary interest in the names "Texas Capital Value Funds, Inc." and "Value and Growth Portfolio", and the Fund agrees to promptly take any and all necessary action to remove the names "Texas Capital Value Funds, Inc." and "Value and Growth Portfolio" from its corporate name and from the name of any of its funds upon receipt of written request therefor from the Investment Advisor.

6.	Brokerage.  The Investment Advisor shall direct portfolio
transactions to broker/dealers for execution on terms and at rates which it believes, in good faith, to be reasonable in view of the overall nature and quality of services provided by a particular broker/dealer, including brokerage and research services. The
Investment Advisor may also allocate portfolio transactions to broker/dealers that remit a portion of their commissions as a credit against Fund expenses. With respect to brokerage and research services, the Investment Advisor may consider in the selection of broker/dealers brokerage or research provided and payment may be made of a fee higher than that charged by another broker/dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, so long as the criteria of Section 28(e) of the Securities Exchange Act of 1934, as amended, or other applicable laws are met. Although the Investment
Adviser may direct portfolio transactions without necessarily obtaining the lowest price at which such broker/dealer, or another, may be willing to do business, the Investment Advisor shall seek the best value for the Fund on each trade that circumstances in the market place permit, including the value inherent in on-going relationships with quality brokers. To the extent any such brokerage or research services may be deemed to be additional compensation to the Investment Advisor from the Fund, it is authorized by this Agreement. The Investment Advisor may place brokerage for the Fund through an affiliate of the Investment Advisor, provided that the Fund not deal with such affiliate in any transaction in which such affiliate acts as principal; the commissions, fees or other remuneration received by such affiliate be reasonable and fair compared to the commission, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time; and such brokerage be undertaken in compliance with applicable law. The Investment Advisor's fees under this Agreement shall not be reduced by reason of any commissions, fees or other remuneration received by such affiliate from the Fund.

7.	Term.  This Agreement shall become effective upon the date
hereinabove written and, unless sooner terminated as provided herein, this Agreement shall continue for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (a) by vote of a majority of the Directors of the Fund or by vote of the holders of a majority of the Fund's outstanding voting securities of the Fund as defined in the 1940 Act and
(b) by a vote of a majority of the Directors of the Fund who are not parties to this Agreement, or interested persons of such party.

8.	Termination.  This Agreement may be terminated at any time upon sixty (60) days prior written notice, without the payment of any penalty, by the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment within the meaning of the 1940 Act.

9.	Liability of Investment Advisor.  The Investment Advisor shall not be liable to the Fund or any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund or the Fund's shareholders in connection with the matters to which this Agreement relates, but nothing herein contained shall be construed to protect the Investment Advisor against any liability to the Fund or the Fund's shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

10.	Books and Records.  The Investment Advisor shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including, but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the investment management services performed by it hereunder and not otherwise created and maintained by another party pursuant to a written contract with the Fund. Where applicable, such records shall be maintained by the Investment Advisor for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Fund that are in the possession of the Investment Advisor shall be the property of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Investment Adviser's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Investment Advisor to the Fund or the Fund's authorized representatives.

11.	Notices.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to the party to be notified at the following applicable address:

	The Fund:

	Texas Capital Value Funds, Inc.
	6300 Bridgepoint Parkway
	Building 2 -- Suite 105
	Austin, Texas  78730

	The Investment Advisor:

	First Austin Capital Management, Inc.
	6300 Bridgepoint Parkway
	Building 2 -- Suite 105
	Austin, Texas  78730

	Either party may specify a different address for notice purposes by written notice to the other.

12.	Governing Law.  This Agreement is executed and delivered in the
State of Texas and shall be governed by the laws of Texas and the 1940 Act.

13.	Entire Agreement.  This Agreement constitutes the entire agreement between the parties and terminates and supersedes all prior understandings
or agreements on the subject matter hereof.   No conditions or warranties
shall be implied herefrom unless expressly set forth herein. The Fund and the Investment Advisor each acknowledge that the terms and conditions of this Agreement, and each of them, are reasonable and fair and equitable. This Agreement may be modified only by a future writing that is duly executed by both parties.

14.	Severability.  If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

15.	Waiver.  Waiver by either party of any breach of any term, covenant or condition in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of each party to insist on the performance of the other party in strict accordance with said terms.

16.	Attorneys' Fees.  In the event of any litigation or arbitration between the parties with respect to this Agreement, all costs and expenses, including, without limitation, actual professional fees such as accountants' and attorneys' fees, incurred by the prevailing party, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

17.	Mandatory Arbitration.  All disputes arising under this Agreement shall be arbitrated pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

18.	Independent Counsel.  The parties acknowledge that they have had the opportunity to consult with independent counsel of their own choosing in the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

Texas Capital Value Funds, Inc.,
a Maryland corporation




By______________________________
	Mark A. Coffelt, President


First Austin Capital Management, Inc.,
a Delaware corporation



By_____________________________
	Mark A. Coffelt, President